Exhibit 10.61

Sorrento Therapeutics, Inc.

4955 Directors Place

San Diego, CA 92121

October 17, 2022

Scilex Holding Company

960 San Antonio Road
Palo Alto, CA 94303

Attn: Jaisim Shah

Its: CEO

Re: Certain Loan Commitments

Reference is made to that certain (a) Contribution and Satisfaction of Indebtedness Agreement (the “Debt Exchange Agreement”), entered into as of September 12, 2022, by and among Sorrento Therapeutics, Inc., a Delaware corporation (“Sorrento”), Scilex Holding Company, a direct wholly owned subsidiary of Sorrento (“Scilex”), and Scilex Pharmaceuticals Inc., an indirect wholly owned subsidiary of Sorrento and direct wholly owned subsidiary of Scilex; and (b) Agreement and Plan of Merger (the “Merger Agreement”), entered into as of March 17, 2022 (as amended), by and among Vickers Vantage Corp. I, a Cayman Islands exempted company (which shall migrate to and domesticate as a Delaware corporation, “Vickers”), Vantage Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Vickers, and Scilex. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Debt Exchange Agreement.

Sorrento and Scilex hereby acknowledge and agree that, upon the written request of Scilex (which request Scilex shall make to the extent necessary to satisfy the condition set forth in Section 8.3(i) of the Merger Agreement), Sorrento shall fund one or more loans to Scilex in the amount set forth in such written request (a “Loan Request”); provided, that any amounts funded by Sorrento in respect of any Loan Request shall be treated as Outstanding Indebtedness for all purposes under the Debt Exchange Agreement and included in the calculation of the Aggregate Outstanding Amount thereunder. Notwithstanding anything to the contrary, in no event shall the aggregate amount of loans made and funded by Sorrento pursuant to Loan Requests exceed the lesser of (a) $10,000,000 and (b) an amount that, when taken together with all other Outstanding Indebtedness, will result in the Aggregate Outstanding Amount equaling $310,000,000.

This letter agreement shall automatically terminate without any further action by any party upon the earlier of (a) the Effective Time (as defined in the Merger Agreement) and (b) the termination of the Debt Exchange Agreement or Merger Agreement in accordance with their respective terms, and this letter agreement shall be of no force and effect from and after any such termination.

[Signature Page to Follow]

Sorrento Therapeutics, Inc.

By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Its: CEO

Scilex Holding Company

By:	/s/ Jaisim Shah
Name: Jaisim Shah
Its: CEO

[Signature Page to Letter Agreement Re: Certain Loan Commitments]